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                                   EXHIBIT 11

                         NORSTAN, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                    (In Thousands, Except Per Share Amounts)
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                                               Three Months Ended
                                             ----------------------
                                             July 29,      July 30,
                                              1995           1994
                                             --------      --------
Primary earnings per share -

  Weighted average number of
  issued shares outstanding                     4,218         4,071

Effect of:
  1986 Long-Term Incentive Plan                   206           214
  1986 Directors' Stock Option Plan                47            38
  Employee Stock Purchase Plan                      3             5
                                             --------      --------

Shares outstanding used to compute
  primary earnings per share                    4,474         4,328
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                                             --------      --------

Net income                                   $  1,433      $  1,203
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Primary earnings per share                   $    .32      $    .28
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Fully diluted earnings per share -

Weighted average number of
  shares used for primary
  earnings per share                            4,474         4,328

Effect of:
  1986 Long-Term Incentive Plan                     9             2
  1986 Directors' Stock Option Plan                 1             1
  Employee Stock Purchase Plan                      1             -
                                             --------      --------

Shares outstanding used to compute
  fully diluted earnings per share              4,485         4,331
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                                             --------      --------

Net income                                   $  1,433      $  1,203
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Fully diluted earnings per share             $    .32      $    .28
                                             --------      --------

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